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                                                                    Exhibit 10.6

                                 Amended and Restated

                                 CONSULTING AGREEMENT
                                 --------------------

    This Consulting Agreement (the "Agreement") is entered into as of the 1st day of June, 1996 by and between Imagine Holdings, a business entity ("Consultant") and Apollo International of Delaware, Inc., a Delaware corporation ("Company").


                                 W I T N E S S E T H:

    WHEREAS, Company is engaged in the business of owning and operating a high technology design and manufacturing company; and

    WHEREAS, Consultant is a business consultant providing services with respect to certain non-operational matters such as sales and marketing and general administration, and has significant knowledge and expertise which the Company deems of great value to its continued operations; and

    WHEREAS, Company desires to engage Consultant as an independent contractor on the terms and subject to the conditions hereinafter set forth; and

    WHEREAS, Consultant is desirous of providing services to the Company as specified herein in consideration of the compensation hereinafter set forth.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1.   ENGAGEMENT.

         (a) Company hereby engages Consultant, and Consultant hereby accepts such engagement by Company to provide business advice from time to time to Company.

         (b) Consultant will furnish Consultant's service as an independent contractor and not as an employee of Company or of any affiliate with Company.

    2. TERM. The term of this Agreement shall commence on June 1, 1996 (the "Commencement Date") and shall expire on the date that is five (5) years after the Commencement Date.

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    3.   COMPENSATION.

         (a) Company agrees to pay Consultant during the term, and Consultant agrees to accept for Consultant's services hereunder, compensation in the form of 250,000 common stock purchase warrants ("Warrants"). Each Warrant shall entitle Consultant to acquire one share of the Company's Common Stock at an exercise price of $4.00 per share commencing June 1, 1998 and terminating June 1, 2002. The Warrants shall provide Consultant with piggy-back registration rights in the event the Company conducts a secondary offering of its Common Stock pursuant to a Form S-1 or Form SB-2 registration statement, subject to any lock-up or other limitations that may be imposed by an underwriter if such offering is an underwritten public offering. Any such piggy-back registration rights shall not be exercisable by Consultant until June 1, 1998. Upon issuance of any shares of Common Stock pursuant to Consultant's exercise of the Warrants, and as a condition to the issuance of any such shares, Consultant shall enter into a Shareholders Voting Agreement with David W. Clarke in substantially the form attached hereto as EXHIBIT A and grant David W. Clarke an irrevocable proxy to vote such shares in substantially the form attached hereto as EXHIBIT B, which proxy shall be effective until the earlier of: (i) June 1, 2002, and (ii) such time as such shares are included in a registration statement pursuant to Consultant's piggy-back registration rights hereunder.

    The Company may terminate any unexercized Warrants, at any time, in its sole discretion, upon the occurrence of any of the following: (a) Consultant's breach of this Agreement, or (b) Consultant's (or Consultant's agent's) dishonesty or fraud resulting in damages to the Company.

         (b) Company will reimburse Consultant for all expenses reasonably incurred by Consultant in connection with the performance by Consultant of his duties hereunder.

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    4.   INDEMNITY.  The Consultant shall indemnify and hold Company harmless from and against any and all liability, loss, damage, cost or expense (including reasonable attorney fees) arising out of or relating to Consultant's performance of his services or which Company may incur or sustain by reason of any malpractice, negligence or other legal liability of Consultant.

    5. NATURE OF RELATIONSHIP. Consultant herein is an independent contractor and will not act as Company's agent, nor shall be deemed an employee of Company for the purposes of any employee benefit programs, or be deemed an employee of Company for purposes of income tax withholding, FICA taxes, unemployment benefits, workers compensation benefits, or otherwise. The Consultant shall not enter into any agreement or incur any obligations on Company's behalf, or commit Company in any manner without Company's prior written consent. As an independent contractor, the Consultant understands and agrees that Consultant is solely responsible for the control and supervision of the means by which Consultant's services are performed.

    6. NONDISCLOSURE COVENANTS. Except as permitted or directed by Company, neither Consultant nor its principals or agents shall, during the term of Consultant's retention or thereafter divulge, furnish or make accessible to anyone or use in any way any confidential, trade secret or proprietary information of Company which Consultant has acquired or become acquainted with during any period of the retention of the Consultant by Company, whether developed by the Consultant or by others. The Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of Company and represents a substantial investment by Company, and that any disclosure or other use of such knowledge or information, other than for the sole benefit of Company, would be wrongful and would cause irreparable harm to Company. The Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information the entirety of which is now published or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Consultant or a breach of a confidentiality obligation owed to Company by any third party. Consultant further agrees that upon completion or termination of this Agreement, Consultant will turn over to Company or make such disposition thereof as may be directed or approved by Company, any notebook, data, information or

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other material acquired or compiled by Consultant in carrying out the terms of this Agreement.

    7. NON-COMPETITION. During the term hereof and for a period of three (3) years following the termination or expiration hereof, consultant agrees that neither Consultant nor its principals or agents will, directly or indirectly, in any country in which the Company then operates either directly or through distributors, sales representatives, or original equipment manufacturers, own, manage, work for, consult to, operate, or control, in each case directly or indirectly, any business that is in the same line of business as the Company.

    8. INJUNCTIVE RELIEF. The Consultant agrees that it would be difficult to compensate Company fully for damages for any violation of the provisions of
Section 6 or Section 7 of this Agreement. Accordingly, the Consultant specifically agrees that Company shall be entitled to temporary and permanent injunctive relief to enforce Section 6 or Section 7 of this Agreement and that such relief may be granted without the necessity of proving actual damages.
This provision with respect to injunctive relief shall not, however, diminish the right of Company to claim and recover damages in addition to injunctive relief. The provisions of Section 6, Section 7 and this Section 8 shall survive the termination or expiration of this Agreement.

    9. INVESTMENT INTENT. Consultant hereby represents and warrants to the Company that Consultant is acquiring the Warrants (and Common Stock issuable upon exercise of said Warrants) (collectively, the "Securities") for investment purposes only without a view to distribution of the Securities and that Consultant has no present intent to dispose of or otherwise transfer the Securities nor is Consultant a party to any agreement for disposition of the Securities.

    10.  GENERAL PROVISIONS.

         (a) In the event of a merger or consolidation where Company is not the surviving or consolidated corporation, or in the event of a transfer of all or substantially all of the assets of Company, the transferee of Company's assets shall have the benefit of and be bound by the provisions of this Agreement.

         (b) It is agreed that the invalidity or unenforceability of any paragraph, section or provision (or any part of any thereof) of this Agreement shall not affect

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the validity or enforceability of any one or more of the other paragraphs, sections or provisions (or other parts of any such paragraph, section or provision) of this Agreement.

         (c) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any other or prior agreement between the parties. This Agreement may not be amended, modified or renewed, nor may any of these provisions hereof be waived, except by a writing signed by the parties hereto. A waiver by either party of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future or of any term or condition, or of any subsequent breach thereof.

         (d) This Agreement is a personal contract and may not be assigned or transferred by Consultant.

         (e) Headings herein are for convenience only and shall in any way define, limit or affect this Agreement.

         (f) Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to the Consultant's residence or to the Company's principal office, as the case may be.

         (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (h) This Agreement shall be governed by and construed in accordance with Florida law and the parties hereby submit to the jurisdiction and venue of the state and federal courts located in Orange County, Florida.

    IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.


                   Consultant:

                   IMAGINE HOLDINGS


                   By: /s/ David W. Clarke
                      ---------------------------
                   Its: President
                       --------------------------

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                   Company:

                   APOLLO INTERNATIONAL OF DELAWARE, INC.


                   By: /s/ David W. Clarke
                      ---------------------------
                      David W. Clarke
                   Its:  President